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                                                                     EXHIBIT 16



July 5, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Amendment No. 1 Form 8-K/A dated July 5, 1996 to Form 8-K dated April 25, 1996, of Alabama National BanCorporation and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                   /s/ Ernst & Young LLP





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